UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 23, 2019 (June 18, 2018)

Date of Report (Date of earliest event reported)

CANNASSIST INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55740	82-1873116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1548 Loch Ness Dr.

Fallbrook, CA 92028

(Address of principal executive offices)

760-990-3091

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	N/A	N/A

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 3.02 of the Current Report on Form 8-K originally filed on June 18, 2018 (the “Original Form 8-K”) solely to correct an error regarding the description of the sale of certain common stock shares issued as part of a change in control of the Registrant. As previously furnished, certain investors who participated in a subsequent private placement offering conducted by the Registrant were erroneously included as parties who were issued shares as part of the change in control, which has been corrected in Item 3.02 of this Amendment No. 1. No other changes have been made to the Original Form 8-K.

ITEM 3.02. Unregistered Sales of Equity Securities

On June 18, 2018, CannAssist International Inc. (formerly Iris Grove Acquisition Corporation. (the "Registrant" or the "Company") issued shares of its common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 100% of the total outstanding 3,000,000 shares of common stock as follows:

Mark Palumbo	3,000,000

With the issuance of the stock and the redemption of 20,000,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company intends to develop its business plan by acquiring Xceptor, LLC, a Wyoming corporation. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01. Changes in Control of Registrant

On June 15, 2018, the following events occurred which resulted in a change of control of the Registrant:

1.	The Registrant cancelled an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock valued at par.

2.	The then current officers and directors resigned.

3.	New officer(s) and director(s) were appointed and elected.

The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on July 7, 2017 as amended and supplemented by the information contained in this report.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors

On June 15, 2018, the following events occurred:

James M. Cassidy resigned as the Registrant's president, secretary and director.

James McKillop resigned as the Registrant's vice president and director.

Mark Palumbo was named sole director of the Registrant.

Mark Palumbo was named President, Chief Financial Officer and Secretary of the Registrant.

Mark Palumbo serves as President, Chief Financial Officer, Secretary and sole director of the Company.

From 1980 to 1983, Mr. Palumbo worked at Ocean Technologies as an electronic technician supporting the development of submarine weapon systems of the Naval Underwater Systems Center in Newport, Rhode Island. From 1983 to 1990, Mr. Palumbo worked at Dupont Pharmaceuticals initially as a pharmaceutical representative in Southern California and later in management at the Long Island, New York production facility that provided contract testing and manufacturing services to the pharmaceutical, cosmetic, personal care and nutritional industries.

Beginning in 1990, Mr. Palumbo pursued his interest in the cosmetic and personal care industries and began working at US Cosmetics selling cosmetic ingredients to formulators and manufacturers. In 1995, Mr.Palumbo moved to Collaborative Laboratories where he directed the company's global sales initiative. In 1999, utilizing his industry knowledge and experience he formed DIOW Products (Doing it our Way) which worked with clients to develop, manufacture and supply raw materials for personal care, cosmetics and nutritional products. Mr.Palumbo sold DIOW in 2008 and, using the retained assets, formed EME Ltd. Since 2008, EME Ltd., with Mr. Palumbo as its principal executive officer, has worked independently and collaboratively to develop new products and to enhance the bioavailability and ease-of-use of existing products. EME Ltd. currently includes a cell biology laboratory and two botanically based personal care, cosmetic, food and nutritional companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2019

CANNASSIST INTERNATIONAL CORP.
By: /s/ Mark Palumbo
Mark Palumbo
Chief Executive Officer